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Exhibit 4.5

THIS WARRANT OR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE "RESTRICTED SECURITIES" AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEREFORE THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN SIGNIFICANT RESTRICTIONS ON TRANSFER AND TO THE RIGHTS OF OTHER STOCKHOLDERS TO PURCHASE, OR COMPEL THE SALE OF, THIS WARRANT AND SUCH SECURITIES ON THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND IN A CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 2004, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF THIS WARRANT AND SUCH SECURITIES WILL BE VALID OR REGISTERED ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TERMS OF ANY RESTRICTIONS CONTAINED IN THIS WARRANT, SUCH SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SUCH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT ARE COMPLIED WITH AND EVIDENCE OF SUCH COMPLIANCE IS SUBMITTED TO THE COMPANY.

INTERDENT, INC.

CLASS G
COMMON STOCK PURCHASE WARRANT

December 15, 2004

No. W-G-1	Warrant to Purchase 95,000 Shares of Class C Common Stock

        INTERDENT, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., or registered assigns (the "Holder"), is entitled to purchase from the Company, up to Ninety Five Thousand (95,000) (the "Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of Class C Common Stock, par value $0.001 per share, of the Company (the "Class C Common Stock"), at a purchase price equal to Class G Warrant Exercise Price per share, at any time or from time to time, but prior to 5:00 P.M., California time on December 14, 2011 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Class G InterDent, Inc. Common Stock Purchase Warrant (this "Warrant").

        1.    DEFINITIONS.    As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

        "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

          (a)   shares issued upon the exercise of this Warrant and such number of additional shares as may become issuable upon the exercise of this Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to this Warrant, and

          (b)   shares issued upon the exercise of any InterDent, Inc. Class D Common Stock Purchase Warrants and such number of additional shares as may become issuable upon the exercise of such warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to such warrants, and

          (c)   shares issued upon the exercise of options issued to officers, directors, and employees of, and consultants to, the Company pursuant to a management incentive plan approved by the Board of Directors and such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities, and

          (d)   shares issued upon the conversion of the Preferred Stock and such number of additional shares as may become issuable upon the conversion of the Preferred Stock by reason of adjustments required pursuant to anti-dilution provisions applicable to the Preferred Stock.

        "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the State of California are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

        "Common Stock" shall mean all classes of common stock of the Company, including the Class C Common Stock.

        "Class C Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Class C Common Stock shall have been changed or any stock resulting from any reclassification of such Class C Common Stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

        "Class G Warrant Exercise Price" shall mean $161.78 per share.

        "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

        "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

        "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing fifteen (15) trading days before such date, except that, if on any such date the shares of Class C Common Stock are not listed or admitted for trading on any national securities exchange or quoted on the NASD automated quotation system, the Current Market Price shall be the Market Price on such date.

        "Disposition Event" shall mean (i) the sale of all or substantially all of the equity securities of the Company to a single entity or to a group of entities in a single transaction, or the consolidation or merger of the Company into or with any other entity or entities, either of which results in the exchange of outstanding shares of the Company primarily for (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) a debt instrument or security; or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; (ii) a sale of all or substantially all of the assets of the Company to any other entity or entities in exchange primarily for (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) a debt instrument or security, or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; (iii) any firm commitment underwritten public offering of the Common Stock in which the Holder is able to exercise piggy-back registration rights (but only to the extent of the number of shares of equity securities which the Holder will be entitled to register and sell as part of such public offering); (iv) a sale of Common Stock by the Company in an offering which is not a "public offering" under any applicable federal or state securities laws and does not require registration, to a Person other than the LL Entities, for net proceeds to the issuer (after costs of issuance such as underwriting discounts, professional fees and the like) of at least $20 million; or (v) any time a bring-along right is exercised requiring a sale of Common Stock issuable upon exercise of this Warrant under Section 2.3 of the Shareholders Agreement.

        "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

        "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

        "Fully Diluted Basis" shall mean giving effect, without dilution, to all shares of Common Stock outstanding at the time of determination plus all shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities outstanding at the time of determination or upon the exercise of any option, warrant or similar right outstanding at the time of determination whether or not then exercisable or exercised.

        "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

        "LL Entities" shall mean Levine Leichtman Capital Partners II, L.P. and Pleasant Street Investors, LLC.

        "Market Price" shall mean, on any date specified herein, the amount per share of the Class C Common Stock, equal to (i) the last reported sale price of such Class C Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Class C Common Stock is then listed or admitted for trading, (ii) if such Class C Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Class C Common Stock on such date, (iii) if there shall have been no trading on such date or if the Class C Common Stock is not so designated, the average of the closing bid and asked prices of the Class C Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Class C Common Stock is not then listed or admitted for trading on any national exchange, so designated or quoted on the NASD automated quotation system, the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

        "Other Securities" shall mean any stock (other than Class C Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Class C Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Class C Common Stock or Other Securities pursuant to Section 4 or otherwise.

        "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

        "Preferred Stock" shall mean the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock of the Company.

        "Purchase Price" shall mean the Class G Warrant Exercise Price.

        "Restated Charter" shall mean the Company's Second Amended and Restated Certificate of Incorporation, as the same may be amended, restated, modified or supplemented from time to time.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

        "Shareholders Agreement" shall mean the Amended and Restated Shareholders Agreement, dated as of December 15, 2004, by and among the Company, the LL Entities and each other Stockholder of the Company, as the same may be amended, restated, modified or supplemented from time to time.

        "Transfer Agent" shall have the meaning assigned to it in Section 9 hereof.

        "Warrant Quantity" shall have the meaning assigned to it in the introduction to this Warrant, which amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment is required by Section 3.

        "Warrant Register" shall have the meaning assigned to it in Section 10.1 hereof.

        "Warrant Securities" shall mean (i) this Warrant, (ii) any shares of Class C Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1, and (iii) any shares of Class C Common Stock (or Other Securities) issued subsequent to the exercise of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Class C Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Class C Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1.

        "Warrants" shall mean the right to purchase Class C Common Stock represented by this Warrant.

        2.    EXERCISE OF WARRANT.

          2.1.    Manner of Exercise; Payment of the Purchase Price; Early Cancellation.

          (a)   This Warrant may be exercised by the Holder hereof for up to Ninety Five Thousand (95,000) shares of Class C Common Stock (subject to adjustment as provided herein), in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Class C Common Stock specified in such form.

          (b)   Payment of the Purchase Price may be made by any combination of the following: (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Class C Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Class C Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Class C Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          (c)   The Company shall provide not less than twenty (20) days written notice to the Holder prior to the occurrence of any proposed Disposition Event.

          2.2.    When Exercise Effective.    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Class C Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.4 shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3.    Cancellation Upon Exercise of Bring Along Rights.    (a) Upon the consummation of a transaction (a "Bring Along Sale") entitling the exercise of bring along rights pursuant to Section 2.3 of the Shareholders Agreement and the provisions of the Restated Charter (and provided such rights are exercised in accordance with the provisions of the Shareholders Agreement and the Restated Charter), this Warrant shall be deemed automatically cancelled (with no payment therefor) to the extent that the Holder fails to exercise this Warrant five (5) Business Days prior to the date of such consummation for all shares of Class C Common Stock for which it is then exercisable (after giving effect to the consummation of such transaction); provided this Warrant shall not be cancelled to the extent the buyer in the Bring Along Sale permits the Holder to retain this Warrant upon consummation of the Bring Along Sale. Holder agrees that whether the buyer agrees to permit the Holder to retain the Warrant is in the sole discretion of the buyer and that notwithstanding any other provision contained in this Warrant, neither the Company nor the party exercising the bring-along rights shall be under any obligation whatsoever to include such an agreement as part of the terms of the Bring Along Sale.

          (b)   The exercise of this Warrant by the holder in connection with this Section 2.3 may be conditioned by the Holder upon the consummation of the Bring Along Sale and the cancellation of this Warrant, to the extent it is not exercised, shall be conditioned upon the consummation of the Bring Along Sale.

          2.4.    Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.    (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof as the Holder may direct,

    (i)
    a certificate or certificates for the number of shares of Class C Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

    (ii)
    in case such exercise is for less than all of the shares of Class C Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Class C Common Stock purchasable hereunder.

          (b)   Issuance of certificates for shares of Class C Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

        3.    ADJUSTMENT OF CLASS G WARRANT EXERCISE PRICE AND WARRANT QUANTITY.

          3.1    General; Warrant Quantity.    This Warrant evidences the right to purchase a number of shares of Class C Common Stock equal to the Warrant Quantity, subject to adjustment and readjustment of the Class G Warrant Exercise Price and Warrant Quantity as provided in this Section 3.

          3.2    Adjustment of Class G Warrant Exercise Price and Warrant Quantity.

            3.2.1.    Issuance of Additional Shares of Common Stock.    In case the Company at any time or from time to time after the date hereof shall issue or sell (the "Qualifying Issuance") Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4) without consideration or for consideration per share less than the Class G Warrant Exercise Price in effect immediately prior to such issue or sale, then, in each such case, subject to Section 3.8, the Class G Warrant Exercise Price per share shall be decreased, concurrently with such issue or sale, to an amount equal to the product obtained by multiplying (i) the Class G Warrant Exercise Price per share in effect immediately prior to the Qualifying Issuance, by (ii) a fraction, the numerator of which shall be the sum of (A) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to the Qualifying Issuance by (2) the Class G Warrant Exercise Price per share as of the date of the Qualifying Issuance, plus (B) the cash consideration, if any, received by the Company upon such Qualifying Issuance, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately after such Qualifying Issuance, by (D) the Class G Warrant Exercise Price per share as of the date of such Qualifying Issuance.

            3.2.2        Upon any adjustment of the Class G Warrant Exercise Price as herein provided, the Warrant Quantity shall be adjusted by multiplying the Warrant Quantity immediately prior to such adjustment by a fraction, the numerator of which shall be the Class G Warrant Exercise Price of this Warrant immediately prior to such adjustment and the denominator of which shall be the Class G Warrant Exercise Price immediately thereafter.

            3.2.3    Treasury Shares.    For purposes of this Section 3.2, the term treasury shares shall not include, or be deemed to include, any share held by the Company as "Distribution Agent" under the Plan for distribution to holders of disputed claims.

          3.3    Treatment of Options and Convertible Securities.    In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Class G Warrant Exercise Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (a)   whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Class G Warrant Exercise Price or the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a change of control of the Company, (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (iii) any similar event or occurrence, such as a reset of pricing with respect to the conversion of convertible securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

          (b)   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Class G Warrant Exercise Price and Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c)   upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Class G Warrant Exercise Price and Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

      (i)
      in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

      (ii)
      in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

          (d)   no readjustment pursuant to subdivision (b) or (c) above shall have the effect of decreasing the Class G Warrant Exercise Price or increasing the Warrant Quantity by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

          (e)   in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Class G Warrant Exercise Price or the Warrant Quantity shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

        3.4.    Treatment of Stock Dividends, Stock Splits, etc.    In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

        3.5.    Computation of Consideration.    For the purposes of this Section 3,

          (a)   the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

              (i)  insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

             (ii)  insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

            (iii)  in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

          (b)   Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

              (i)  the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question,

    plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

             (ii)  the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (c)   Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

        3.6.    Adjustments for Combinations, etc.    In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Class G Warrant Exercise Price and Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted in accordance with Section 3.2.

        3.7.    Dilution in Case of Other Securities.    In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Class G Warrant Exercise Price and the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution.

        3.8.    De Minimis Adjustments.    If the amount of any adjustment required pursuant to this Section 3 of the Class G Warrant Exercise Price would be less than one cent ($0.01) or of the Warrant Quantity would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Class G Warrant Exercise Price of at least one cent ($0.01) or a change in the Warrant Quantity of at least one tenth (1/10) of one percent (1%). All calculations under this Warrant shall be made to the nearest cent and one tenth of a share.

        3.9.    Abandoned Dividend or Distribution.    If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Class G Warrant Exercise Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Class G Warrant Exercise Price by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

        4.    CONSOLIDATION, MERGER, ETC.

        4.1.    Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc.    Subject to the provisions of Section 2.3 and of the Restated Charter and the Shareholders Agreement, in case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Class C Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Class C Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Class G Warrant Exercise Price and Warrant Quantity is provided in Section 3), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price, as adjusted, in effect at the time of such consummation for all Class C Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Class C Common Stock or Other Securities issuable upon such exercise prior to such consummation, the same amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of such Warrants shall be entitled to receive the same amount of securities, cash or other property to which it would actually have been entitled as a shareholder if the Holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

        4.2.    Assumption of Obligations.    Subject to the provisions of Section 2.3 and of the Restated Charter and the Shareholders Agreement, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive.

        5.    OTHER DILUTIVE EVENTS.    In case any event shall occur as to which in the opinion of the Board of Directors of the Company the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to preserve, without dilution, the purchase rights represented by this Warrant.

        6.    NO DILUTION OR IMPAIRMENT.    The Company shall not, by amendment of the Restated Charter after the issuance of this Warrant or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, or (c) shall not take any action which results in any adjustment of the Class G Warrant Exercise Price and the Warrant Quantity if the total number of shares of Class C Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Class C Common Stock (or Other Securities) then authorized by the Restated Charter and available for the purpose of issue upon such exercise.

        7.    CERTIFICATE AS TO ADJUSTMENTS.    In each case of any adjustment or readjustment in the Class G Warrant Exercise Price applicable or the shares of Class C Common Stock issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chief Financial Officer or Treasurer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Class C Common Stock outstanding or deemed to be outstanding, and (c) the Class G Warrant Exercise Price Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

        8.    RESTRICTIONS ON TRANSFER.

        8.1.    Restrictive Legends.    Except as otherwise permitted by this Section 8, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "THIS WARRANT OR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE "RESTRICTED SECURITIES" AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEREFORE THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN SIGNIFICANT RESTRICTIONS ON TRANSFER AND TO THE RIGHTS OF OTHER STOCKHOLDERS TO PURCHASE,

    OR COMPEL THE SALE OF, THIS WARRANT AND SUCH SECURITIES ON THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND IN A CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 2004, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF THIS WARRANT AND SUCH SECURITIES WILL BE VALID OR REGISTERED ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TERMS OF ANY RESTRICTIONS CONTAINED IN THIS WARRANT, SUCH SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SUCH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT ARE COMPLIED WITH AND EVIDENCE OF SUCH COMPLIANCE IS SUBMITTED TO THE COMPANY."

        Except as otherwise permitted by this Section 8, each certificate for Class C Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Class C Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN SIGNIFICANT RESTRICTIONS ON TRANSFER AND TO THE RIGHTS OF OTHER STOCKHOLDERS TO PURCHASE, OR COMPEL THE SALE OF, THIS WARRANT AND SUCH SECURITIES ON THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND IN A CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 2004, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE WILL BE VALID OR REGISTERED ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TERMS OF ANY RESTRICTIONS CONTAINED IN SUCH SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SUCH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT ARE COMPLIED WITH AND EVIDENCE OF SUCH COMPLIANCE IS SUBMITTED TO THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT "RESTRICTED SECURITIES" AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEREFORE THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. "

        8.2.    Transfer to Comply With the Securities Act.    Warrant Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws, the terms and conditions hereof, the terms and conditions of the Shareholders Agreement and the terms and conditions of the Restated Charter.

        9.    RESERVATION OF STOCK, ETC.    The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Class C Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. All shares of Class C Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Class C Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Class C Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

        10.    REGISTRATION AND TRANSFER OF WARRANTS, ETC.

        10.1.    Warrant Register; Ownership of Warrants.    Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 8, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

        10.2.    Transfer of Warrants.    Subject to compliance with Section 8, if applicable, the Shareholders Agreement, and the Restated Charter, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Class C Common Stock with respect to which rights under this Warrant were not so transferred.

        10.3.    Replacement of Warrants.    On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

        10.4.    Adjustments To Number of Shares.    Notwithstanding any adjustment in the number or kind of shares of Class C Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Class C Common Stock as are stated in this Warrant, as initially issued.

        10.5.    Fractional Shares.    Notwithstanding any adjustment pursuant to Section 3 or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Class C Common Stock on the date of Warrant exercise.

        11.    NO RIGHTS OR LIABILITIES AS STOCKHOLDER.    Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

        12.    NOTICES.    All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 222 North Sepulveda Blvd., Suite 740, El Segundo, California 90245 or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

        All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

        13.    AMENDMENTS.    This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

        14.    DESCRIPTIVE HEADINGS, ETC.    The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

        15.    GOVERNING LAW.    This Warrant shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to the conflict of laws principles thereof).

        16.    JUDICIAL PROCEEDINGS.    Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Central District of California or any state court located in Orange County, State of California, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 12, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

        17.    RESTATED CHARTER AND SHAREHOLDERS AGREEMENT.    This Warrant and the shares of Class C Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Class C Common Stock issued upon such exercise) are subject to the terms, conditions and restrictions of the Restated Charter and the Shareholders Agreement. Each holder of this Warrant, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Restated Charter and the Shareholders Agreement.

INTERDENT, INC.
By:	/s/ ROBERT HILL

Name: Robert Hill
Title: Vice President

EXHIBIT A to Class G
Common Stock Purchase Warrant

FORM OF
ELECTION TO PURCHASE SHARES

        The undersigned hereby irrevocably elects to exercise the Warrant to purchase            shares of Class C Common Stock, par value $.001 per share ("Common Stock"), of InterDent, Inc. (the "Company") and hereby [makes payment of $             therefor] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of shares of Class C Common Stock otherwise issuable to the Holder upon Warrant exercise by             shares] [or] [makes payment therefor by delivery of the following Class C Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation            [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

        If the number of shares of Class C Common Stock purchased (and/or reduced) hereby is less than the number of shares of Class C Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Class C Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER(1))

(ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:
(NAME OF HOLDER(1))

(ADDRESS, INCLUDING ZIP CODE)
Dated: , 20	[NAME OF HOLDER(1)]
By
Name:
Title:

(1)
Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

EXHIBIT B to Class G
Common Stock Purchase Warrant

FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Class C Common Stock, par value $.001 per share ("Common Stock") of InterDent, Inc. represented by the Warrant, with respect to the number of shares of Class C Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                        Attorney to make such transfer on the books of InterDent,  Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: , 20
[NAME OF HOLDER]
By:
Name:
Title:

QuickLinks

  Exhibit 4.5
  EXHIBIT A to Class G Common Stock Purchase Warrant
FORM OF ELECTION TO PURCHASE SHARES
  EXHIBIT B to Class G Common Stock Purchase Warrant
FORM OF ASSIGNMENT